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                                                                    EXHIBIT 99.2



                               ATM PRODUCTS, INC.

                        INCENTIVE STOCK OPTION AGREEMENT

               1. GRANT OF OPTION. ATM PRODUCTS, INC., a Delaware corporation (the "Company"), hereby grants to _____________ ("Optionee"), an option, pursuant to the Company's 1996 Stock Plan (the "Plan"), to purchase an aggregate of ______ shares of Common Stock, no par value per share ("Common Stock"), of the Company at a price of $_____ per share, purchasable as set forth in and subject to the terms and conditions of this option and the Plan. This option is intended to qualify as an incentive stock option ("Incentive Stock Option") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The date of grant of this option is hereinafter referred to as the "date of grant," and the date ending twelve months thereafter and each subsequent successive twelve-month period is hereinafter referred to as the "first anniversary date," "second anniversary date," "third anniversary date," etc.


               2.     EXERCISE OF OPTION AND PROVISIONS FOR TERMINATION.

                      (a) Except as otherwise provided herein and subject to the right of cumulation provided herein, this option may be exercised, prior to the tenth anniversary date, as to not more than the following number of shares covered by this option during the respective periods set forth below:

               No shares from and after the date of grant and prior to the first anniversary date;

               - shares from and after the first anniversary date and prior to the second anniversary date;

               - shares from and after the second anniversary date and prior to the third anniversary date;

               - shares from and after the third anniversary date and prior to the fourth anniversary date;

               -      shares from and after the fourth anniversary date.

               The right of exercise provided herein shall be cumulative so that if the option is not exercised to the maximum extent permissible during any such period it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time during any subsequent period prior until the expiration or termination of this option. This option may not be exercised at any time after the tenth anniversary date.



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                      (b) Subject to the conditions hereof, this option shall be exercisable by the Optionee giving written notice of exercise to the Company, specifying the number of shares to be purchased and the purchase price to be paid therefor and accompanied by payment in accordance with Section 3 hereof. Such exercise shall be effective upon receipt by the Treasurer of the Company of the written notice together with the required payment. The Optionee shall be entitled to purchase less than the number of shares covered hereby; provided that no partial exercise of this option shall be for less than 10 whole shares.

                      (c) If the Optionee ceases to be employed by the Company or one of its subsidiaries for any reason, including retirement but other than death, this option shall immediately terminate; provided, however, that any portion of this option which was otherwise exercisable on the date of termination of the Optionee's employment may be exercised within the three-month period following the date on which the Optionee ceased to be so employed, but in no event after the tenth anniversary date. Any such exercise may be made only to the extent of the number of shares subject to this option which are purchasable upon the date of such termination of employment. If the Optionee dies during such three-month period, this option shall be exercisable by the Optionee's personal representatives, heirs or legatees to the same extent and during the same period that the Optionee could have exercised this option on the date of his or her death.

                      (d) If the Optionee dies while an employee of the Company or any subsidiary of the Company, this option shall be exercisable, by the Optionee's personal representatives, heirs or legatees, to the same extent that the Optionee could have exercised this option on the date of his or her death. This option or any unexercised portion hereof shall terminate unless so exercised prior to the earlier of the expiration of six months from the date of such death or the tenth anniversary date.

                      (e) Notwithstanding any other provision hereof, this option may not be exercised to the extent such an exercise would violate
        Section 422(d)(1) of the Code, which provides that the aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under all of the plans of the Company, its parent, if any, or its subsidiaries, if any) shall not exceed $100,000.


               3.     PAYMENT OF PURCHASE PRICE.

                      (a) Payment of the purchase price for shares purchased upon exercise of this option shall be made by delivery to the Company of cash or check payable to the order of the Company in an amount equal to the purchase price of such shares, or, if the Optionee elects and the Company permits, by delivery of shares of Common Stock of the Company having a fair market value equal in amount to the purchase price of such shares.

                      (b) For the purposes hereof, the fair market value of any share of the



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        Company's Common Stock to be delivered to the Company in exercise of this option shall be determined in good faith by the Board of Directors of the Company, in accordance with the terms of the Plan.

                      (c) If the Optionee elects to exercise options by delivery of shares of Common Stock of the Company, the certificate or certificates representing the shares of Common Stock of the Company to be delivered shall be duly executed in blank by the Optionee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Company. Fractional shares of Common Stock of the Company will not be accepted in payment of the purchase price of shares acquired upon exercise of this option.


               4. DELIVERY OF SHARES. The Company shall, upon payment of the purchase price for the number of shares purchased and paid for, make prompt delivery of such shares to the Optionee; provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action. No shares shall be issued and delivered upon exercise of any option unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act of 1933, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with.


               5. NON-TRANSFERABILITY OF OPTION. Except as provided in Section 2(c) and 2(d) hereof, this option is personal and no rights granted hereunder shall be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall become null and void.


               6. NO SPECIAL EMPLOYMENT RIGHTS. Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to bind the Company or any of its subsidiaries to continue the employment of the Optionee for the period within which this option may be exercised. However, during the period of the Optionee's employment, the Optionee shall render diligently and faithfully the services which are assigned to the Optionee from time to time by the Board of Directors or by the executive officers of the Company and its subsidiaries and shall at no time take any action which directly or indirectly would be inconsistent with the best interests of the Company or of its subsidiaries.

               7. RIGHTS AS A STOCKHOLDER. The Optionee shall have no rights as a stockholder


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with respect to any shares which may be purchased by exercise of this option unless and until a certificate or certificates representing such shares are duly issued and delivered to the Optionee. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.


               8. RECAPITALIZATION. In the event that dividends are payable in shares of Common Stock or in the event there are splits, sub-divisions or combinations of shares of Common Stock subsequent to the date of grant, the number of shares subject to this option shall be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of this option shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.


               9. REORGANIZATION. In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in case the property or stock of the Company is acquired by any other corporation, or in case of a reorganization or liquidation of the Company, prior to the termination or expiration of this option, the Optionee shall, with respect to this option or any unexercised portion thereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 10 of the Plan.


               10. WITHHOLDING TAXES. Whenever shares are to be issued upon exercise of this option, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.


               11. QUALIFICATION UNDER SECTION 422. It is understood and intended that the option granted hereunder shall qualify as an "incentive stock option" as defined in Section 422 of the Code. Accordingly, the Optionee understands that in order to obtain the benefits of an incentive stock option under Section 421 of the Code, no sale or other disposition may be made of any shares acquired upon exercise of the option within the one-year period beginning on the day after the day of the transfer of such shares to him or her, nor within the two-year period beginning on the day after the grant of the option. If the Optionee intends to dispose or does dispose (whether by sale, exchange, gift, transfer or otherwise) of any such shares within said periods, he or she will notify the Company within 30 days after such disposition.


               12. COMPANY'S RIGHTS OF FIRST REFUSAL. All shares purchased upon exercise of this option shall be subject to the following rights of first refusal until immediately prior to the consummation of the first public offering by the Company of its Common Stock pursuant to an offering registered under the Securities Act of 1933.




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               The Optionee, including his or her heirs, assigns, executors, or administrators, or recipient of shares by other than a sale subject to this right of first refusal and his or her heirs, assigns, executors, or administrators (collectively, the "Seller"), desiring to sell any shares shall first offer such shares to the Company in the following manner: the Seller shall notify the President of the Company in writing of the Seller's desire to sell the shares, which notice shall contain the price and terms at which the Seller is willing to sell and the name of the proposed purchaser. All such offers must require payment in cash, and must allow the Company at least forty-five (45) days from the receipt of such notification in which to consummate the purchase. The Company shall have thirty (30) days after receipt of such notification by the President either to accept or to reject the offer. The Company shall have the right to purchase all, but not less than all, of the offered shares on the terms offered. Failure of the Company either to accept or to reject the offer in writing within the 30-day period shall constitute a rejection of the offer. An acceptance by the Company shall be timely given if mailed by registered mail within the 30-day period to the most recent address of the record holder of the shares in the stock records of the Company.

               In the event the Company rejects the offer, the Seller may, at any time during the period of sixty (60) days following such rejection, dispose of the offered shares upon the terms and conditions set forth in the notice to the President, but may not otherwise or thereafter do so without again complying with the foregoing rights of first refusal. In the event the Company accepts the offer, but fails to perform according to the terms of the offer, the Seller's sole remedy shall be that the offered shares shall no longer be subject to the foregoing rights of first refusal.

               No shares shall be transferred on the books of the Company unless the foregoing provisions have been complied with, but the Company, with the approval of the Board of Directors of the Company, may in any particular instance or instances waive these provisions with respect to any present or future sale, provided such waiver is in writing.


               13.    INVESTMENT REPRESENTATION, ETC.

                      (a) The Optionee represents that any shares purchased upon exercise of this option shall be acquired by the Optionee for his or her own account for investment and not with a view to, or for sale in connection with, any distribution of such shares, nor with any present intention of distributing or selling such shares. The Optionee further represents that he or she has made detailed inquiry concerning the Company, that the officers of the Company have made available to the Optionee any and all written information which the Optionee has requested, that the officers of the Company have answered to the Optionee's satisfaction all inquiries made by the Optionee and that the Optionee has such knowledge and experience in financial and business matters that the Optionee is capable of evaluating the merits and risks of an investment in the Company and able to bear the economic risk of that investment. By making payment upon exercise of this option, the Optionee shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section 13.

                      (b) Without limiting the Company's rights under Section 12 hereof, upon



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        exercise of this option, the Company may, at its election, require the
        Optionee to execute a stock restriction agreement, restricting the Optionee from selling or transferring the shares so acquired without first offering to sell such shares to the Company and the other stockholders. Upon execution of such stock restriction agreement by the Optionee, the Company shall have affixed to all stock certificates representing shares of Common Stock issued to the Optionee upon exercise of this option a legend evidencing such agreement.

                      (c) All stock certificates representing shares of Common Stock issued to the Optionee upon exercise of this option shall, at the election of the Company, have affixed thereto a legend substantially in the following form:

               "The shares of stock represented by this certificate (i) are subject to the restrictions on transfer contained in an Incentive Stock Option Agreement dated , 19 , between the Company and the holder of this certificate (a copy of which is available without charge from the Company), and (ii) have not been registered under the Securities Act of 1933 and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Securities Act of 1933, or an opinion of counsel satisfactory to the Company to the effect that registration under such Act is not required."


               14.    MISCELLANEOUS.

                      (a) Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

                      (b) All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.




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                      (c) This Agreement shall be governed by and construed in
        accordance with the laws of the State of Delaware.


Date of Grant:                         ATM PRODUCTS, INC.



                                       By:
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                                       Title: President

                             Address:  135 N. Plains Industrial Rd.
                                       Wallingford, CT 06492



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                              OPTIONEE'S ACCEPTANCE


        The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.


                                    OPTIONEE



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                                    Signature

                          Address:
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